Exhibit 10.1

PROMISSORY NOTE

OF

CELL SOURCE, INC.

NOTE NO. BTB_03_	May 15, 2015

FOR VALUE RECEIVED, the undersigned, Cell Source, Inc. a corporation with its principal office located at 65 Yigal Alon Street, Tel Aviv Israel 67433 (the “Company” or the “Maker”), hereby unconditionally promises to pay to _____________ ____ whose address is _______________________ or the registered assignee, upon presentation of this Promissory Note (the “Note”) by the registered holder hereof (the “Registered Holder” or Holder”) at the office of the Company, the amount of $250,000 (“Principal Amount”) and other sums as hereinafter provided, subject to the terms and conditions as forth below. The effective date of execution and issuance of this Note is May 15, 2015 (“Original Issuance Date”).

PAYMENT OF PRINCIPAL AMOUNT. The duration of the note shall be 4 months, with the principal amount of this Note due and payable on or before September 15, 2015.

INTEREST. This Note shall bear interest at a rate of twelve percent (12%) per annum (1% per calendar month).

PREPAYMENT. This Note may be prepaid in whole or in part. Thereafter, the Maker shall have the right at any time and from time to time to prepay this Note in whole or in part without premium or penalty.

REMEDIES. No delay or omission on part of the holder of this Note in exercising any right hereunder shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights and remedies of the Holder shall be cumulative and may be pursued singly, successively, or together, in the sole discretion of the Holder.

EXPENSES. In the event any payment under this Note is not paid when due, the Maker agrees to pay, in addition to the principal and interest hereunder, reasonable attorneys’ fees not exceeding a sum equal to five percent (5%) of the then outstanding balance owing on the Note, plus all other reasonable expenses incurred by Holder in exercising any of its rights and remedies upon default.

GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

SUCCESSORS. All of the foregoing is the promise of Maker and shall bind Maker and Maker’s successors, heirs and assigns; provided, however, that Maker may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Holder.

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[Signature Page to Promissory Note]

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the Original Issuance Date written above.

Cell Source, Inc.

By:
Name:	Itamar Shimrat
Title:	Chief Executive Officer

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